Exhibit 99(a)



                       FORM 11-K


                     UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549


     (Mark One)

     [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934


     For the year ended       December 31, 1998
                       ------------------------------------


                           OR

     [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934


     For the transition period from             to
                                   -----------    ---------


     Commission file number       33-50134
                           --------------------------------






       THRIFT PLAN OF PHILLIPS PETROLEUM COMPANY
                (Full title of the Plan)





               PHILLIPS PETROLEUM COMPANY
             (Name of issuer of securities)





             Bartlesville, Oklahoma                 74004
     (Address of principal executive office)      (Zip code)

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements
    --------------------

Financial statements of the Thrift Plan of Phillips Petroleum
Company, filed as a part of this annual report, are listed in the accompanying index.

(b) Exhibits
    --------

Exhibit 1  Consent of Ernst & Young LLP.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Thrift Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THRIFT PLAN OF
                                 PHILLIPS PETROLEUM COMPANY



                                   /s/ Rand C. Berney
                               ---------------------------------
                                       Rand C. Berney
                                           Member
                                    Thrift Plan Committee


June 24, 1999

-----------------------------------------------------------------
Index To Financial Statements             Thrift Plan Of Phillips
And Schedules                                   Petroleum Company


                                                             Page

Report of Independent Auditors ..............................   3

Financial Statements

  Statements of Net Assets Available for Benefits at December 31, 1998 and 1997

      Total Plan ............................................   5
      Fund A (Bond Index Fund) ..............................   7
      Funds B and C (Phillips Stock Fund) ...................   9
      Fund D (Investment Contracts Fund)--Deposit
        Administration Account ..............................  11
      Fund E (S&P 500 Fund) .................................  13
      Fund F (Money Market Fund) ............................  15
      Loan Fund .............................................  17
      Temporary Investment Fund .............................  19
      Deferred Settlement Account ...........................  21

  Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 1998 and 1997

      Total Plan ............................................   6
      Fund A (Bond Index Fund) ..............................   8
      Funds B and C (Phillips Stock Fund) ...................  10
      Fund D (Investment Contracts Fund)--Deposit
        Administration Account ..............................  12
      Fund E (S&P 500 Fund) .................................  14
      Fund F (Money Market Fund) ............................  16
      Loan Fund .............................................  18
      Temporary Investment Fund .............................  20
      Deferred Settlement Account ...........................  22

  Notes to Financial Statements .............................  23

Supplemental Schedules

  Schedule of Assets Held for Investment Purposes
    at December 31, 1998, Line 27a ..........................  31

  Schedule of Reportable Transactions for the Year
    Ended December 31, 1998, Line 27d--Series
    of Transactions .........................................  32

-----------------------------------------------------------------
Report Of Independent Auditors


The Thrift Plan Committee
Thrift Plan of Phillips Petroleum Company

We have audited the accompanying statements of net assets available for benefits of the Thrift Plan of Phillips Petroleum Company (Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended, presented on pages 5 and 6. These financial statements are the responsibility of the Thrift Plan Committee (Committee). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998 and 1997, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998, and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Committee. The fund information and the Deferred Settlement Account information presented on pages 7 through 22 listed in the accompanying index to financial statements and schedules is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules, fund information and the Deferred Settlement Account information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                  /s/ Ernst & Young LLP

                                      ERNST & YOUNG LLP

Tulsa, Oklahoma
June 24, 1999

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company


                                           Thousands of Dollars
                                         ------------------------
At December 31                                 1998          1997
                                         ------------------------
Assets
Investments
  Vanguard Total Bond Market
    Index Fund                           $   82,451        79,254
  Phillips Petroleum Company
    common stock                            745,862       848,348
  Insurance contracts                           219        23,343
  Vanguard 500 Index Fund                   211,822       171,680
  Vanguard Prime Money Market Fund          171,541       205,229
  Loans to Plan participants                 25,679        24,605
-----------------------------------------------------------------
                                          1,237,574     1,352,459
Contributions Receivable                        632           522
Employee Deposits Receivable                     38            15
Loan Repayments Receivable                       64            57
-----------------------------------------------------------------
Total Assets                              1,238,308     1,353,053
-----------------------------------------------------------------

Net Assets Available for Benefits        $1,238,308     1,353,053
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                        1998          1997
                                         ------------------------
Additions
Contributions and Deposits
  Company contributions
    Matching                             $    6,105         5,759
    Before-tax deposits                      23,978        21,161
  Employee deposits                          15,221        15,491
-----------------------------------------------------------------
                                             45,304        42,411
-----------------------------------------------------------------

Investment Income
  Dividends                                  42,207        41,910
  Interest
    Participant loans                         1,925         1,696
    Other                                       790         6,781
  Net appreciation (depreciation)
    in fair value of investments            (53,244)      118,602
-----------------------------------------------------------------
                                             (8,322)      168,989
-----------------------------------------------------------------

Total                                        36,982       211,400
-----------------------------------------------------------------

Deductions
Distributions to
  Participants or Their
  Beneficiaries
      Cash                                  115,992       153,888
      Phillips Petroleum Company
        common stock                         35,693        28,295
Administrative Expense                           42            15
-----------------------------------------------------------------
Total                                       151,727       182,198
-----------------------------------------------------------------

Net Increase (Decrease)                    (114,745)       29,202

Net Assets Available for
  Benefits
Beginning of Year                         1,353,053     1,323,851
-----------------------------------------------------------------

End of Year                              $1,238,308     1,353,053
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND A
                                                 (Bond Index Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                              1998             1997
                                         ------------------------
Assets
Investments
  Vanguard Total Bond Market
    Index Fund                           $82,451           79,254
Due from Temporary Investment Fund            94              114
-----------------------------------------------------------------
Total Assets                              82,545           79,368
-----------------------------------------------------------------

Net Assets Available for Benefits        $82,545           79,368
=================================================================


Number of Units                        8,037,534        7,865,967
Unit Value                              $10.2700          10.0900
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND A
                                                 (Bond Index Fund)


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                     1998             1997
                                         ------------------------
Additions
Investment Income
  Dividends                              $ 5,316            4,825
  Net appreciation in fair value
    of investments                         1,420            1,875
-----------------------------------------------------------------
                                           6,736            6,700
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                          1,272            1,139
-----------------------------------------------------------------
Total                                      8,008            7,839
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                   9,765            8,802
Administrative Expense                         1                1
-----------------------------------------------------------------
Total                                      9,766            8,803
-----------------------------------------------------------------

Interfund Transfers                        4,935            5,379
-----------------------------------------------------------------

Net Increase                               3,177            4,415

Net Assets Available for
  Benefits
Beginning of Year                         79,368           74,953
-----------------------------------------------------------------

End of Year                              $82,545           79,368
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                    FUNDS B and C
                                             (Phillips Stock Fund)


                                          Thousands of Dollars
                                       --------------------------
At December 31                               1998            1997
                                       --------------------------
Assets
Investments
  Phillips Petroleum Company
    common stock                         $745,862         848,348
  Vanguard Prime Money Market Fund            372           7,818
-----------------------------------------------------------------
                                          746,234         856,166
Due from Temporary Investment Fund--
  Fund B                                    2,891           2,812
Contributions Receivable--Fund C              542             508
-----------------------------------------------------------------
Total Assets                              749,667         859,486
-----------------------------------------------------------------

Net Assets Available for Benefits        $749,667         859,486
=================================================================

Net Assets Available for Benefits
Fund B                                   $402,143         448,821
Fund C                                    347,524         410,665
-----------------------------------------------------------------
                                         $749,667         859,486
=================================================================


Number of Units
Fund B                                  4,295,855       4,204,684
Fund C                                  3,712,398       3,847,221
-----------------------------------------------------------------
                                        8,008,253       8,051,905
-----------------------------------------------------------------
Unit Value                               $93.6118        106.7432
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                    FUNDS B and C
                                             (Phillips Stock Fund)


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                      1998            1997
                                         ------------------------
Additions
Investment Income (Loss)
  Dividends
    Phillips Petroleum Company
      common stock                       $ 23,402          23,956
    Vanguard Prime Money Market Fund          422             234
  Net appreciation (depreciation)         (98,697)         81,834
-----------------------------------------------------------------
                                          (74,873)        106,024
Matching Company
  Contributions--Fund C                     6,105           5,759
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund--Fund B                  29,831          28,370
-----------------------------------------------------------------
Total                                     (38,937)        140,153
-----------------------------------------------------------------

Deductions
Distributions to Participants
  or Their Beneficiaries
    Cash
        Fund B                             13,696          15,339
        Fund C                             12,431          13,593
    Phillips Petroleum Company
      common stock
        Fund B                             18,711          15,001
        Fund C                             16,982          13,294
Administrative Expense                         27              10
-----------------------------------------------------------------
Total                                      61,847          57,237
-----------------------------------------------------------------

Interfund Transfers                        (9,035)        (25,320)
-----------------------------------------------------------------

Net Increase (Decrease)                  (109,819)         57,596

Net Assets Available for
  Benefits
Beginning of Year                         859,486         801,890
-----------------------------------------------------------------
End of Year                              $749,667         859,486
=================================================================

Net Assets Available for Benefits
Fund B                                   $402,143         448,821
Fund C                                    347,524         410,665
-----------------------------------------------------------------
                                         $749,667         859,486
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                            FUND D DEPOSIT ADMINISTRATION ACCOUNT
                                       (Investment Contracts Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1998            1997
                                         ------------------------
Assets
Investments
  Insurance contract
    Continental Assurance Company,
      Group Annuity, Contract GP-12787   $      -          23,005
-----------------------------------------------------------------
Total Assets                                    -          23,005
-----------------------------------------------------------------

Net Assets Available for Benefits        $      -          23,005
=================================================================


Number of Units                                 -       9,293,620
Unit Value                                      -          2.4754
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                            FUND D DEPOSIT ADMINISTRATION ACCOUNT
                                       (Investment Contracts Fund)


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                       1998           1997
                                         ------------------------
Additions
Investment Income
    Interest                               $   768          6,748
-----------------------------------------------------------------
Total                                          768          6,748
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                     4,154         17,319
-----------------------------------------------------------------
Total                                        4,154         17,319
-----------------------------------------------------------------

Interfund Transfers                        (19,619)      (121,909)
-----------------------------------------------------------------

Net Decrease                               (23,005)      (132,480)

Net Assets Available for
  Benefits
Beginning of Year                           23,005        155,485
-----------------------------------------------------------------

End of Year                                $     -         23,005
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND E
                                                    (S&P 500 Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1998            1997
                                         ------------------------
Assets
Investments
  Vanguard 500 Index Fund                $211,822         171,680
Due From Temporary Investment Fund            481             530
-----------------------------------------------------------------
Total Assets                              212,303         172,210
-----------------------------------------------------------------

Net Assets Available for Benefits        $212,303         172,210
=================================================================


Number of Units                         1,863,124       1,911,956
Unit Value                                $113.95         90.0701
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND E
                                                    (S&P 500 Fund)


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                      1998            1997
                                         ------------------------
Additions
Investment Income
  Dividends                              $  3,322           3,450
  Net appreciation in fair value
    of investments                         44,033          34,893
-----------------------------------------------------------------
                                           47,355          38,343
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                           6,269           5,206
-----------------------------------------------------------------
Total                                      53,624          43,549
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                   20,687          13,460
Administrative Expense                          4               1
-----------------------------------------------------------------
Total                                      20,691          13,461
-----------------------------------------------------------------

Interfund Transfers                         7,160          27,087
-----------------------------------------------------------------

Net Increase                               40,093          57,175

Net Assets Available for
  Benefits
Beginning of Year                         172,210          115,035
------------------------------------------------------------------

End of Year                              $212,303          172,210
==================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND F
                                               (Money Market Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1998            1997
                                         ------------------------
Assets
Investments
  Vanguard Prime Money Market Fund       $167,140         193,114
Due from Temporary Investment Fund            173             212
-----------------------------------------------------------------
Total Assets                              167,313         193,326
-----------------------------------------------------------------

Net Assets Available for Benefits        $167,313         193,326
=================================================================


Number of Units                       167,312,987     193,325,684
Unit Value                                 $1.000           1.000
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND F
                                               (Money Market Fund)


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                      1998            1997
                                         ------------------------
Additions
Investment Income
  Dividends                              $  9,533           9,228
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                           2,039           2,154
-----------------------------------------------------------------
Total                                      11,572          11,382
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                   54,571          84,703
Administrative Expense                         10               3
-----------------------------------------------------------------
Total                                      54,581          84,706
-----------------------------------------------------------------

Interfund Transfers                        16,996         112,209
-----------------------------------------------------------------

Net Increase (Decrease)                   (26,013)         38,885

Net Assets Available for
  Benefits
Beginning of Year                         193,326         154,441
-----------------------------------------------------------------

End of Year                              $167,313         193,326
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                        LOAN FUND


                                           Thousands of Dollars
                                         ------------------------
At December 31                              1998             1997
                                         ------------------------
Assets
Investments
  Loans to participants                  $25,679           24,605
Due from Temporary Investment Fund           582              715
-----------------------------------------------------------------
Total Assets                              26,261           25,320
-----------------------------------------------------------------

Net Assets Available for Benefits        $26,261           25,320
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                        LOAN FUND


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                     1998             1997
                                         ------------------------
Additions
Interest--Participant Loans              $ 1,925            1,696
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                     547              507
Loan Repayments from Plan
  Participants                            12,477           10,867
-----------------------------------------------------------------
Total                                     13,024           11,374
-----------------------------------------------------------------

Interfund Transfers                       12,040           13,421
-----------------------------------------------------------------

Net Increase                                 941            3,743

Net Assets Available for
  Benefits
Beginning of Year                         25,320           21,577
-----------------------------------------------------------------

End of Year                              $26,261           25,320
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                           Thousands of Dollars
                                         ------------------------
At December 31                             1998              1997
                                         ------------------------
Assets
Investments
  Vanguard Prime Money Market Fund       $4,029             4,297
Contributions Receivable                     90                14
Employee Deposits Receivable                 38                15
Loan Repayments Receivable                   64                57
-----------------------------------------------------------------
Total Assets                              4,221             4,383
-----------------------------------------------------------------

Liabilities
Due to Fund A                                94               114
Due to Fund B                             2,891             2,812
Due to Fund E                               481               530
Due to Fund F                               173               212
Due to Loan Fund                            582               715
-----------------------------------------------------------------
Total Liabilities                         4,221             4,383
-----------------------------------------------------------------

Net Assets Available for Benefits        $    -                 -
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                     1998             1997
                                         ------------------------
Additions
Contributions and Deposits
  Company contributions--
    before-tax deposits                  $23,978           21,161
  Employee deposits                       15,221           15,491
  Loan repayments from
    Plan participants                     12,477           10,867
-----------------------------------------------------------------
                                          51,676           47,519

Investment Income
  Dividends                                  212              217
-----------------------------------------------------------------
Total                                     51,888           47,736
-----------------------------------------------------------------

Deductions
Allocation of Deposits and
  Earnings                                39,411           36,869
-----------------------------------------------------------------

Interfund Transfers                      (12,477)         (10,867)
-----------------------------------------------------------------

Net Increase                                   -                -

Net Assets Available for
Benefits
Beginning of Year                              -                -
-----------------------------------------------------------------

End of Year                              $     -                -
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                      DEFERRED SETTLEMENT ACCOUNT


                                           Thousands of Dollars
                                         ------------------------
At December 31                           1998                1997
                                         ------------------------
Assets
Investments
  Insurance contract                     $219                 338
-----------------------------------------------------------------
Total Assets                              219                 338
-----------------------------------------------------------------

Net Assets Available for Benefits        $219                 338
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                      DEFERRED SETTLEMENT ACCOUNT


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                   1998               1997
                                         ------------------------
Additions
Investment Income
  Interest                                $ 22                 33
-----------------------------------------------------------------
Total                                       22                 33
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                   141                165
-----------------------------------------------------------------
Total                                      141                165
-----------------------------------------------------------------

Net Decrease                              (119)              (132)

Net Assets Available for
  Benefits
Beginning of Year                          338                470
-----------------------------------------------------------------

End of Year                               $219                338
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Notes To Financial Statements             Thrift Plan Of Phillips
                                                Petroleum Company

Note 1--Plan Description

The following description of the Thrift Plan of Phillips
Petroleum Company (Plan) is subject to and qualified by the more complete information appearing in the Plan document.

The Plan is a defined contribution plan available to certain employees of Phillips Petroleum Company and participating subsidiaries (Company). Generally, any person on the direct U.S.
dollar payroll of the Company is eligible to participate.
Non-managerial retail outlet marketing employees and certain other employee classifications are not eligible.

The Company has a trust agreement with Vanguard Fiduciary Trust Company (Vanguard), P.O. Box 2900, Valley Forge, Pennsylvania, 19482-2900. Under the trust agreement with Vanguard, the assets of Fund A, also known as the Vanguard Bond Index-Total Bond Market Portfolio Fund (Bond Index Fund), are invested in the Vanguard Total Bond Market Index Fund. The assets of Funds B and C are invested in the Phillips Stock Fund, a single investment fund consisting of two separate accounts, which is invested only in the common stock of Phillips Petroleum Company (Phillips) and holds cash reserves as determined by the Trustee. Assets of the Fund D Deposit Administration Account, also known as the Investment Contracts Fund, were invested in contracts guaranteed by insurance companies as to both principal and interest. The last Fund D Deposit Administration Account contract expired
June 30, 1998. Although the Company was the contractholder for the Fund D insurance contracts, Vanguard provided recordkeeping services for Fund D as part of its recordkeeping services for the Plan. In addition to the Plan assets held in the trust, there are Plan funds in the Deferred Settlement Account held by the Travelers Insurance Company.

Assets of Fund E, also known as the Vanguard Index Trust 500 Portfolio Fund (S&P 500 Fund), are invested in the Vanguard 500 Index Fund. Assets of Fund F, also known as the Vanguard Money Market Reserves-Prime Portfolio Fund (Money Market Fund), are invested in the Vanguard Prime Money Market Fund. Assets of the Temporary Investment Fund are invested in the Vanguard Prime Money Market Fund.

Effective January 1, 1999, the Plan was amended to add Funds G,
H, and I.  Assets of Fund G, also known as the Vanguard Balanced
Index Fund (Balanced Index Fund), are invested in the Vanguard
Balanced Index Fund.  Assets of Fund H, also known as the

Vanguard Total International Portfolio Fund (International Fund), are invested in the Vanguard Total International Stock Index Fund. Assets of Fund I, also known as the Vanguard Extended Market Fund, are invested in the Vanguard Extended Market Index Fund.

Dividends represent earnings from the various Vanguard mutual funds in which the Plan participates. The dividends reported for the Phillips Stock Fund include the dividends on Company stock, as well as earnings on the small amount of cash reserves in the fund.

Participants may have up to 15 percent of their pay deposited in the Plan each month. The first 5 percent is designated as regular deposits with any excess being designated as supplemental deposits. Deposits may be further designated by a participant as before-tax or after-tax deposits. Before-tax deposits are made by the Company on behalf of a participant who has elected the before-tax feature of the Plan, voluntarily reducing his salary by a corresponding amount. Total deposit amounts and allocation of deposits between after-tax and before-tax accounts are subject to limitations imposed by the Internal Revenue Code.
Participants may change their investment directions and deposit rates semiannually during designated enrollment periods.
Employee deposits may be suspended in certain circumstances.

The Company contributes an amount equal to 25 percent of an employee's regular deposits made to the Phillips Stock Fund-- Fund B account and 15 percent of regular deposits made to any other investment fund. These Company matching contributions are invested in the Phillips Stock Fund--Fund C account.

Employee deposits, before-tax deposits and loan repayments are first placed into the Temporary Investment Fund and remain there until the valuation date on or about the 20th day of the following month. Employee and before-tax deposits are paid into the respective investment funds in accordance with the allocation directions of participants. Loan repayments are transferred to the Loan Fund and then are generally allocated to Funds A, B, E, F, G, H or I based on the participant's regular deposits investment allocation, except that funds borrowed from Fund C are repaid only to Fund C. Earnings on deposits and loan repayments held in the Temporary Investment Fund are credited monthly, in the same manner, to each participant who made deposits or loan repayments during the month and still maintains an account in the Plan. The allocation of earnings are made to each Participant in the proportion to which his deposits or loan repayments bears to all deposits or loan repayments during the period for which such interest was earned. Employee deposits and earnings are paid into Funds A, B, E, F, G, H or I as directed by the participant. Fund D ceased accepting deposits after June 30, 1993.

The Loan Fund is used to record transactions resulting from loans made to active employees against their accounts. Except for the Temporary Investment Fund and the Loan Fund, the interests of participants in each fund are represented by units allocated to them.

The Plan provides for daily transfers among funds; however, generally, plan participants may not direct transfers to or from Fund C, the Loan Fund, or the Temporary Investment Fund. Transfers in and out of Fund D were not permitted prior to its expiration on June 30, 1998. A participant may make unlimited transfers of any dollar amount, whole percentages, or units to or from Investment Funds A, E, F, G, H or I on any valuation date.
A participant may direct the transfer of any dollar amount, whole percentage or number of units to or from his Fund B account in the Phillips Stock Fund to or from Funds A, E, F, G, H, or I on any valuation date, but then must wait 10 calendar days to make another transfer involving Fund B.

In addition to the rights described above permitting the transfer of amounts from one Investment Fund to another, a participant who has terminated employment and attained age 55 may, on any valuation date, direct the transfer of any dollar amount, whole percentage, or number of units in any Investment Fund (except the Temporary Investment Fund) to any other Investment Fund (except to the Temporary Investment Fund or Investment Fund C).
Provided, however, such Participant who transfers from Fund C to any other Investment Fund may transfer that interest back to Fund C on any subsequent valuation date, subject to the 10-calendar-day waiting period for transfers.

A participant is vested at all times with respect to his deposits and his interest in Company contributions. Company contributions may not be withdrawn until 24 months after they are contributed unless the participant has been in the Plan for at least five years or becomes eligible to withdraw, for reasons other than a specified financial hardship, his interest in his before-tax account. A participant may not withdraw his interest in his before-tax account unless he is at least age 59 1/2, experiences a specified financial hardship, becomes totally and permanently disabled, or separates from service. Upon the death of a participant, his beneficiary may withdraw the participant's entire account balance, including his before-tax account.

Distributions generally occur upon separation from service, but may be deferred. For a participant who retires or becomes totally disabled, unless a request for withdrawal is made as of any earlier date, distribution generally will be deferred to a date not later than the first valuation date in October of the year age 69 is attained. If the participant dies, distribution to a surviving spouse beneficiary will be deferred to the first valuation date in October in the year in which the participant would have attained age 69. This deferral is revocable by the participant or the surviving spouse. Distributions to non-spouse beneficiaries may be deferred approximately five years. Distributions are based on the valuation of the participant's interest in the trust fund. Available forms of distribution are:

     (a)     from Funds A, E, F, G, H, or I in cash;

     (b) from Funds B and C in whole shares of common stock and/or cash;

     (c) with respect to a participant who retires under a Company retirement plan or a beneficiary spouse of a participant in the event of an active employee participant's death, in the form of an irrevocable non-transferable monthly annuity purchased with a specified dollar amount of the participant's interest in the Plan; and

     (d) with respect to a participant who retired under a Company retirement plan before July 1, 1992, and who timely elected a deferred settlement option--monthly, quarterly or annual payments irrevocably elected from his interest in Fund D--commencing at retirement with, at the participant's direction, a designated life-interest beneficiary to receive any unpaid scheduled payments following the participant's death.

A participant may elect a direct rollover of the taxable portion of most distributions to an Individual Retirement Account or another tax-qualified plan. The taxable portion of any such distribution that is not rolled over directly will be subject to 20 percent federal withholding.

The Plan is administered by the Thrift Plan Committee, the members of which are appointed by the Board of Directors of Phillips Petroleum Company. The Plan Financial Administrator and Plan Benefits Administrator are the persons who occupy, respectively, the Phillips Petroleum Company positions of Treasurer and Compensation and Benefits Manager. Members of the Committee and the Plan Administrators serve without compensation, but are reimbursed by the Company for necessary expenditures incurred in the discharge of their duties.

The Plan pays all reasonable expenses necessary for the operation of the Plan, unless such expenses are paid by the Company. The Company pays only the Trustee's record keeping and accounting fees. The class year contract administration fees of .15 percent of the funds invested in the insured contracts in Fund D were paid by the Company through June 30, 1998, when the last contract expired.

The Company intends to continue the Plan indefinitely, but reserves the right to amend or terminate it at any time. In the event of termination of the Plan, participants and beneficiaries of deceased participants will receive, within a reasonable time, any funds in their accounts as of the date of the termination.


Note 2--Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.


Note 3--Investments

All securities are valued at their quoted market price or, with respect to units of participation in commingled funds, redemption value. Insurance contracts are valued pursuant to their terms; the value, which approximates fair value, represents fund deposits plus interest credited, less distributions. Participant loans are valued at cost, which approximates fair value.


Note 4--Contributions Receivable

Contributions receivable at December 31 included the following:

                                             Thousands of Dollars
                                             --------------------
                                             1998            1997
                                             --------------------
Receivable from the Company for
  Matching contributions                     $542             508
  Before-tax deposits                          90              14
-----------------------------------------------------------------
                                             $632             522
=================================================================


Note 5--Insurance Contract

The last Fund D Deposit Administration Account (Investment Contracts Fund) insurance contract with the Continental Assurance Company Group, Annuity Contract GP-12787, terminated June 30, 1998. The balance, totaling approximately $20 million, was transferred from Fund D to Fund F. The average yield and crediting interest rate were 7.36 percent and 7.35 percent, respectively. The crediting interest rate, determined by the insurance company, was guaranteed over the six-year contract term.

Note 6--Loan Fund

The Plan allows loans to active employees or parties-in-interest from their accounts. The minimum loan is $1,000, and generally the maximum is the lesser of $50,000 or half the participant's vested account. The loans may extend for up to 60 months
(180 months for a home loan) with a rate of interest equal to the national prime lending rate, as determined on the last valuation date of the previous month. No more than one home loan and two regular loans may be outstanding at any given time.

Loan payments and interest are repaid to the borrowing participant's accounts through the Loan Fund, which records the outstanding loans and related transactions. Generally, repayments are allocated to Funds A, B, E, F, G, H or I based on a participant's regular deposits investment direction, except that funds borrowed from Fund C are repaid only to Fund C. For the periods ended December 31, the total of loans made by fund of origin, principal and aggregate outstanding loan balances were:

                                 Thousands of Dollars
                    ---------------------------------------------
Fund                   A      B     C    D      E      F    Total
                    ---------------------------------------------
Period ended
December 31, 1998
-----------------
Loans Outstanding
  at December 31,
  1997                                                    $24,605
Participant Loans   $435  9,186   198   26  1,306  1,022   12,173
Principal Repaid     119  9,520   217    -    401    295   10,552
Distributions to
  Participants                                                547
-----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1998                                                    $25,679
=================================================================

Period ended
December 31, 1997
-----------------
Loans Outstanding
  at December 31,
  1996                                                    $21,024
Participant Loans   $504   9,816   234   151 1,221 1,333   13,259
Principal Repaid     110   8,277   216     -   367   201    9,171
Distributions to
  Participants                                                507
-----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1997                                                    $24,605
=================================================================

Note 7--Allocation of Deposits and Earnings from Temporary
            Investment Fund

Allocation of deposits and earnings from the Temporary Investment Fund to other investment funds represents the allocation of employee deposits and before-tax contributions made first to the Temporary Investment Fund, with related earnings thereon. A breakdown of the allocation for each of the periods follows:

                                   Thousands of Dollars
                        -----------------------------------------
                        Fund A   Fund B   Fund E   Fund F   Total
                        -----------------------------------------
December 31, 1998
-----------------
Employee deposits       $  602   11,078    2,364    1,177  15,221
Before-tax
  contributions            665   18,580    3,880      853  23,978
Interest and dividends       5      173       25        9     212
-----------------------------------------------------------------
                        $1,272   29,831    6,269    2,039  39,411
=================================================================

December 31, 1997
-----------------
Employee deposits       $  576   11,401    2,195    1,319  15,491
Before-tax
  contributions            558   16,790    2,988      825  21,161
Interest and dividends       5      179       23       10     217
-----------------------------------------------------------------
                        $1,139   28,370    5,206    2,154  36,869
=================================================================


Note 8--Transactions with Parties-in-Interest

During 1998 and 1997, the Plan received $23,402,023 and $23,956,300, respectively, in common stock dividends from the Company. Fees paid for legal, accounting, and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.


Note 9--Tax Status

The Internal Revenue Service (IRS) determined on November 30, 1995, that the Plan, as amended through June 23, 1994, is qualified under Section 401(a) of the Internal Revenue Code of 1986 and the Trust is exempt from federal income tax under
Section 501(a). Subsequent amendments have been adopted, but are not expected to affect the qualified status of the Plan. The Committee is not aware of any activity that would affect the qualified status of the Plan.

Note 10--Impact of Year 2000 (Unaudited)

Phillips does not expect the Year 2000 issue to have a significant effect on Plan operations. Phillips' applications software associated with the Plan is now Year 2000 compliant.
All necessary Year 2000 remediation and testing have been completed and the Year-2000-compliant version of the software has been implemented.

The critical suppliers associated with the Plan, in particular Vanguard, have been assessed with regard to their progress toward becoming Year 2000-ready. All critical suppliers have been judged by Phillips to be making adequate progress. Phillips plans to continue to monitor the critical suppliers through year-end 1999. Business continuity planning efforts associated with the Plan have also been completed by Phillips.

However, an unexpected failure to adequately address this issue could result in an interruption of normal Plan operations and activities.

-------------------------------------------------------------------------------
Schedule of Assets Held                                 Thrift Plan Of Phillips
for Investment Purposes                                       Petroleum Company
Line 27a                                           EIN 73-0400345, Plan No. 002


At December 31, 1998


(a)(b) Identity of    (c) Description of investment     Thousands of Dollars
issue, borrower, including maturity date, --------------------------- lessor, or similar rate of interest, collateral, (d) Historical (e) Current
party                 par or maturity value                   Cost        Value
--------------------- ----------------------------- --------------  -----------

Phillips Petroleum    Common Stock, $1.25 par
  Company*              value, 17,498,235 shares          $355,553      745,862
-------------------------------------------------------------------------------

The Vanguard Group*   1,858,906.744 units, Vanguard
                        500 Index Fund                     142,102      211,822

                      8,028,359.617 units, Vanguard
                        Total Bond Market Index Fund        79,028       82,451

                      171,541,128.94 units, Vanguard
                        Prime Money Market Fund            171,541      171,541
-------------------------------------------------------------------------------
                                                           392,671      465,814
-------------------------------------------------------------------------------

Thrift Plan of        Loans to Plan participants*
  Phillips Petroleum    at 7% - 9%
  Company*                                                       -       25,679

Travelers Insurance   Group Annuity Contract GR-1966A,
  Company*              deferred settlement account            219          219
-------------------------------------------------------------------------------
                                                          $748,443    1,237,574
===============================================================================
*Party-in-interest



----------------------------------------------------------------------------------------
Schedule of Reportable Transactions                              Thrift Plan of Phillips
Line 27d                                                               Petroleum Company
Series of Transactions in Excess                                EIN 73-0400345, Plan 002
  of 5 Percent of Net Assets


Year Ended December 31, 1998

                                           Thousands of Dollars
                 -----------------------------------------------------------------------
(a)(b) Identity                                                     (h) Current
of party                                                               value of
involved and                                                           asset on  (i) Net
description of   (c) Purchase  (d) Selling                (g) Cost  transaction  gain or
asset                   price        Price  (f) Expenses  of asset         date    (loss)
---------------  ------------  -----------  ------------  --------  -----------  -------
Phillips
  Petroleum
  Company*
  Common Stock       $ 72,571            -           Net  $      -       72,571        -
                            -       40,738           Net    14,926       40,738   25,812

The Vanguard
  Group,*
  Vanguard
  Prime Money
  Market Fund         259,442            -           Net         -      259,442        -
                            -      292,777           Net   292,777      292,777        -


The Vanguard
  Group,*
  Vanguard
  500 Index Fund       70,344            -           Net         -       70,344        -
                            -       74,231           Net    61,092       74,231   13,139

*Party-in-interest


Column (e) is not applicable.


                                                        Exhibit 1




                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-50134) pertaining to the Thrift Plan of Phillips Petroleum Company and in the related Prospectus of our report dated June 24, 1999, with respect to the financial statements and schedules of the Thrift Plan of Phillips Petroleum Company included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                  /s/ Ernst & Young LLP

                                      ERNST & YOUNG LLP

Tulsa, Oklahoma
June 24, 1999